Exhibit 1.01

Windstream Holdings, Inc.
Windstream Services, LLC
Conflict Minerals Report
For the Year ended December 31, 2015

Rule 13p-l under the Securities Exchange Act of 1934 and Form SD (together, the “Rule”) require a public reporting company to conduct certain inquiries and due diligence, and making related disclosures when the company manufactures or contracts to manufacture products containing conflict minerals necessary to the functionality or production of those products. Conflict minerals, as defined by the U.S. Securities Exchange Commission (“SEC”), are cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”) for the purposes of this Conflict Minerals Report (the “Report”). The statute underlying the Rule, Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, was prompted by the U.S. Congress’ concern that exploitation and trade of conflict minerals in the Democratic Republic of Congo (“DRC”) and neighboring countries (together with the DRC, referred to as the “Covered Countries”) are helping to finance armed groups engaging in extreme levels of violent conflict and committing human rights abuses, creating a humanitarian crisis.

Pursuant to the Rule, if following a good faith reasonable country of origin inquiry (“RCOI”), a company knows or has reason to believe that any of the necessary conflict minerals in its supply chain may have originated in the Covered Countries and may not be from recycled or scrap resources, then the company must exercise due diligence regarding the conflict minerals’ source and chain of custody and file a report describing its due diligence measures.

This Report has been prepared pursuant to the Rule and describes the RCOI and due diligence measures of Windstream Holdings, Inc. (“Windstream Holdings”) and Windstream Services, LLC (“Windstream Services”) for the reporting period January 1, 2015 to December 31, 2015. Unless the context indicates otherwise, the terms “Windstream,” “we,” or “our” refer to Windstream Holdings and its subsidiaries, including Windstream Services.

Company Overview

Windstream is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and carrier partners across the United States. We provide data, cloud solutions, unified communications and managed services to small business and enterprise clients. We also offer bundled services, including broadband, security solutions, voice and digital television to consumers. The company supplies core transport solutions on a local and long-haul fiber-optic network spanning approximately 125,000 miles, the sixth largest fiber network in the nation. Our basic offerings are classified in the following categories: consumer, small business, carrier, and enterprise. Our consumer services primarily consist of high-speed Internet, traditional voice and video services. Our small business service offerings include a wide range of advanced Internet voice and web conferencing products. Carrier services include network bandwidth to other telecommunication carriers and network operators. Enterprise services include multi-site networking, integrated voice and data services, Unified Communications as a Service and hosted voice, colocation and data center services, managed network services, and other cloud services.

To provide the services above, Windstream typically sources customer premise network and communication equipment from outside suppliers. However, with the acquisition of PAETEC Holding LLC, formerly PAETEC Holding Corp. (“PAETEC”) in 2011, Windstream acquired Allworx Corp. (“Allworx”), a wholly owned subsidiary of PAETEC which designs and supports its own customer premise equipment.

Management Framework

In consideration of the implementation of the Rule, we established an internal team to oversee the design, development and implementation of our framework for a conflict minerals compliance program. Our internal team includes subject matter experts from relevant functions such as purchasing, quality assurance, manufacturing, and external reporting. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by our Senior Consultant of External Reporting. Windstream’s Disclosure Committee, comprised of members of executive and senior management, and the Audit Committee of Windstream Holdings’ Board of Directors are briefed about the results of our due diligence efforts on a regular basis.

The team considered the management framework and methodologies for the RCOI and due diligence process, including: determination of in scope products and suppliers; education and engagement of suppliers to solicit information about the existence and sourcing of conflict minerals in supplier provided materials, components and products; and quality assurance and verification processes as described further below. Our conflict minerals compliance program was designed to conform in all material respects to the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition and the related supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”), specifically as they relate to our position in the minerals supply chain as a downstream company.

Determination of Products, Components and Related Suppliers

Windstream performed a comprehensive analysis of our products, and the role that suppliers play throughout our manufacturing and product delivery processes. Through this analysis, we determined, to the best of our knowledge, that Allworx is our only subsidiary that manufactures or contracts to manufacture products with components containing 3TG. Allworx designs and supports customer premise equipment that is manufactured by two contract manufacturers. This equipment, primarily VoIP phones and PBX servers (“Allworx CPE”), is comprised of components that contain 3TG, and these components are sourced by the contract manufacturers. Windstream does not make direct purchases of raw ore or unrefined conflict minerals and makes no direct purchases in the Covered Countries. Allworx CPE sales accounted for less than 1.0 percent of Windstream’s overall revenue for the year ended December 31, 2015.

Accordingly, for the purposes of this Report only the direct suppliers of these two contract manufacturers were considered.

Supplier Engagement

As a “downstream company” in the metals supply chain, we are many tiers removed from smelters and refiners (“SORs”) that process the metals found in our final products, and there are many intervening third parties between the original sources of conflict minerals and us. Therefore, we must rely on our immediate suppliers, with which we have business relationships, to provide information regarding the sourcing, including country of origin, of necessary conflict minerals. Our immediate suppliers, in turn, typically, are also downstream in the supply chain and have similar challenges in achieving supply chain transparency. Due to the limited number of certain component suppliers, it can be difficult to switch to another supplier if an existing supplier is not responsive, making supplier engagement and participation especially important.

To educate suppliers and facilitate compliance with the Rule, a new provision was incorporated into the terms and conditions of our standard master purchasing agreement templates. Additionally, we are integrating these terms and conditions into contractual agreements with suppliers as master agreements are executed with new suppliers and renewed with existing suppliers. Note, because not all suppliers use the standard master purchasing agreement template and most supply contracts have multi-year terms, it will take a number of years to ensure all supplier contracts contain the appropriate conflict minerals-related clauses.

Under the terms of our standard master purchasing agreement, suppliers agree to comply with the Rule, including providing us with information regarding the country of origin and source of conflict minerals used in the supplier goods sold to us. If a supplier is found to not be in compliance with these objectives, the supplier is expected to develop, implement and document plans to remedy the non-compliance. Windstream has the right to terminate its relationship with the supplier in the event of continued non-compliance that cannot be resolved.

We engaged a third-party data collection vendor, GreenSoft Technology, Inc. (“GreenSoft”), to conduct outreach and archive the received supplier responses to our RCOI for one of our two manufacturers. GreenSoft used the standard Conflict Minerals Reporting Template established by the Conflict-Free Sourcing Initiative (“CFSI”), an initiative of the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative. We worked closely with the other manufacturer to develop a survey, provide training, conduct outreach, and summarize results. The smelters and refiners identified in the supply chain survey were compared to the list of smelter and refining facilities identified as “conflict free” by the CFSI’s Conflict Free Smelter Program (“CFSP”) for tantalum, tin, tungsten and gold. Through the CFSP validation process, which is voluntary, an independent third party audits the procurement and processing activities of a smelter or refiner to determine if it showed sufficient documentation to demonstrate with reasonable confidence that the minerals the smelter or refiner processed originated from conflict free sources. CFSP-compliant smelters and refiners receive a “conflict free” designation from CFSI.

Assessment of Risk in the Supply Chain

Analysis of Supplier Responses

As stated above, we conducted a supply chain survey of the direct suppliers of our contract manufacturers to obtain country of origin information for the necessary conflict minerals in the Allworx CPE. The supply chain survey requested the suppliers to identify the smelters, refineries, or recyclers and scrap supplier sources, as well as countries of origin of the conflict minerals in products they supply. We also leveraged data from CFSI and the CFSP to trace the mine of origin of the 3TG to its ore level and compared the smelters and refiners identified in the surveys against the lists of facilities which have received a “conflict free” designation by the CFSP, which provides country of origin information on the conflict minerals sourced by such facilities. Based on this RCOI, we know or have reason to believe that a portion of the necessary conflict minerals in the Allworx CPE originated or may have originated in the Covered Countries and, we know or have reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources. Below is a summary of the country of origin information collected as a result of our RCOI efforts.

We have identified 144 direct suppliers to our contract manufacturers of the Allworx CPE. Of these suppliers, we received 139 responses to our supply chain survey. Fifty direct suppliers indicated they sourced at least one conflict mineral from the Covered Countries. The table below identifies the number of these direct suppliers by conflict mineral sourced from the Covered Countries and their SORs’ CFSP designation:

	Tantalum	Tin	Gold	Tungsten
Direct suppliers to our contract manufacturers sourcing from Covered Countries	32	48	12	29
All SORs validated as CFSP-compliant	25	14	3	10
One or more SORs not currently CFS certified	7	34	9	19

As the result of our RCOI, we have identified 705 smelters and refineries within our supply chain. Among these 705 smelters and refineries, 221 are on CFSI’s list of CFSP-compliant smelters and refineries and considered to be conflict free. With respect to the other 484, the CFSI has not provided an opinion as whether or not the minerals procured from these smelters and refineries originate from the Covered Countries.

We determined that certain components used in the Allworx CPE contain 3TG, which originated in the following countries: Angola, Australia, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, Columbia, DRC, Ethiopia, Germany, Guyana, Hong Kong, India, Indonesia, Japan, Kazakhstan, Laos, Malaysia, Mexico, Mozambique, Namibia, Nigeria, Peru, Philippines, Poland, Portugal, Republic of Korea, Russia, Rwanda, Sierra Leone, South Africa, Spain, Suriname, Switzerland, Taiwan, Thailand, United States of America, Vietnam, and Zimbabwe.

Smelters have been identified as being located in the following countries: Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Czech Republic, Democratic People’s Republic of Korea, Estonia, France, Germany, Hong Kong, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Malaysia, Mexico, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Republic of Korea, Russia, Rwanda, Saudi Arabia, Singapore, Slovakia, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United Kingdom, United States of America, Uzbekistan, Vietnam and Zimbabwe.

Set forth below is the list of smelters and refiners identified within our supply chain during 2015 as of May 12, 2016. For more details and the most current status of each smelter, please visit the CFSI website at www.conflictfreesourcing.org.

Smelters and Refiners	Metal
Acade Noble Metal (Zhao Yuan) Corporation	Gold
Academy Precious Metals (China) Co., Ltd.	Gold
Accurate Refining Group	Gold
Advanced Chemical Company	Gold
Aida Chemical Industries Co., Ltd. *	Gold
Aktyubinsk Copper Company TOO	Gold
Al Etihad Gold Refinery DMCC	Gold
Allgemeine Gold-und Silberscheideanstalt A.G. *	Gold
Almalyk Mining and Metallurgical Complex (AMMC) *	Gold
AngloGold Ashanti Córrego do Sítio Mineração *	Gold

Smelters and Refiners	Metal
Anhui Tongling Nonferrous Metal Mining Co., Ltd.	Gold
ANZ	Gold
Argor-Heraeus S.A. *	Gold
Asahi Pretec Corporation *	Gold
Asahi Refining Canada Limited *	Gold
Asahi Refining USA Inc. *	Gold
Asaka Riken Co., Ltd. *	Gold
Asarco	Gold
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold
Aurubis AG *	Gold
Baiyin Nonferrous Metals Corporation (BNMC)	Gold
Bangalore Refinery Pvt Ltd.	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	Gold
Bauer Walser AG	Gold
Boliden AB *	Gold
C. Hafner GmbH + Co. KG *	Gold
Caridad	Gold
CCR Refinery - Glencore Canada Corporation *	Gold
Cendres + Métaux S.A.	Gold
CHALCO Yunnan Copper Co. Ltd.	Gold
Changzhou Chemical Research Institute Co. Ltd.	Gold
Cheong Hing	Gold
Chimet S.p.A. *	Gold
China Gold International Resources Corp. Ltd.	Gold
China Golddeal	Gold
China National Gold Group Corporation	Gold
Chinese Government	Gold
Chugai Mining	Gold
Codelco	Gold
Colt Refining	Gold
CS	Gold
Daejin Indus Co. Ltd	Gold
Daeryong ENC	Gold
Daye Non-Ferrous Metals Mining Ltd. *	Gold
DHF Technical Products	Gold
Do Sung Corporation	Gold
Doduco *	Gold
Dong’guan Dong wu Violent-toxic Chemical Products Co., Ltd.	Gold
Dongguan Dongxu Metal Surface Hanlde Co. Ltd.	Gold
Dongguan Standard Electronic Material Co., Ltd.	Gold
Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	Gold
Dong-Wo Co., Ltd.	Gold
Dowa *	Gold
Duoxin	Gold
E-Chem Enterprise Corp.	Gold
E-Chememi Enterprise Corp. (Futures Exchange)	Gold
Eco-System Recycling Co., Ltd. *	Gold
Emirates Gold DMCC *	Gold
ESG Edelmetall-Service	Gold

Smelters and Refiners	Metal
Faggi Enrico S.p.A.	Gold
Feinhütte Halsbrücke GmbH	Gold
Fidelity Printers and Refiners Ltd.	Gold
Gansu Seemine Material Hi-Tech Co., Ltd.	Gold
Geib Refining Corporation	Gold
Gejiu Zili Mining & Smelting Co. Ltd.	Gold
Guangdong Jinding Gold Limited	Gold
Guangdong MingFa Precious Metal Co., Ltd.	Gold
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold
Harima Smelter	Gold
Harmony Gold Refinery	Gold
Heesung Catalysts Corp.	Gold
Heesung Metal	Gold
Heimerle + Meule GmbH *	Gold
Henan San Men Xia	Gold
Heraeus Ltd. Hong Kong (China)*	Gold
Heraeus Ltd. Hong Kong (Hong Kong)*	Gold
Heraeus Precious Metals GmbH & Co. KG *	Gold
Heraeus Zhaoyuan Changshu Electronic Material Co., Ltd.	Gold
Hisikari Mine	Gold
HMG	Gold
Hon Shen Co. Ltd.	Gold
Hunan Chenzhou Mining Co., Ltd.	Gold
Hwasung CJ Co. Ltd.	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited *	Gold
Ishifuku Metal Industry Co., Ltd. *	Gold
Istanbul Gold Refinery *	Gold
Japan Mint *	Gold
Japan Pure Chemical	Gold
Jia Lung Corp	Gold
Jiangsu Sue Large Special Chemical Reagent Co., Ltd.	Gold
Jiangxi Copper Company Limited *	Gold
Jie sheng	Gold
Jin Dong Heng	Gold
JinBao Electronic Co., Ltd.	Gold
Jinfeng Gold Mine Smelter	Gold
Jinlong Copper Co., Ltd.	Gold
JSC “Aurat”	Gold
JSC Ekaterinburg Non-Ferrous Metal Processing Plant *	Gold
JSC Uralelectromed *	Gold
JX Nippon Mining & Metals Co., Ltd. *	Gold
K.A Rasmussen as	Gold
Kaloti Precious Metals	Gold
Kazakhmys Smelting LLC	Gold
Kazzinc *	Gold
Kee Shing	Gold
Kennecott Utah Copper LLC *	Gold
KGHM Polska Miedź Spółka Akcyjna	Gold

Smelters and Refiners	Metal
Kojima Chemicals Co., Ltd. *	Gold
Korea Metal Co. Ltd	Gold
Korea Zinc Co. Ltd.	Gold
Kunshan Jinli chemical industry reagents Co., Ltd.	Gold
Kyocera Corporation	Gold
Kyrgyzaltyn JSC *	Gold
L’ azurde Company For Jewelry	Gold
LBMA	Gold
Lian Xing Plating Factory	Gold
Lingbao Gold Company Limited	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold
LINXENS	Gold
Littlefuse	Gold
LS-Nikko Copper Inc. *	Gold
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold
Malaysia Smelting Corporation Berhad	Gold
Materion *	Gold
Matsuda Sangyo Co., Ltd. *	Gold
Mead Metals	Gold
Metahub Industries Sdn. Bhd.	Gold
Metallo Chimique	Gold
Metalor France	Gold
Metalor Technologies (Hong Kong) Ltd. (China)*	Gold
Metalor Technologies (Hong Kong) Ltd. (Hong Kong)*	Gold
Metalor Technologies (Singapore) Pte., Ltd. *	Gold
Metalor Technologies (Suzhou) Ltd.	Gold
Metalor Technologies S.A. *	Gold
Metalor USA Refining Corporation *	Gold
Met-Mex Penoles, S.A. *	Gold
Mitsubishi Materials Corporation *	Gold
Mitsui Mining and Smelting Co., Ltd. *	Gold
MK Electronics	Gold
MMTC-PAMP India Pvt., Ltd. *	Gold
Morris and Watson	Gold
Moscow Special Alloys Processing Plant *	Gold
N.E. Chemcat Corporation	Gold
Nadir Metal Rafineri San. Ve Tic. A.Ş. *	Gold
Navoi Mining and Metallurgical Combinat *	Gold
Neomax Hitachi	Gold
Nihon Material Co., Ltd. *	Gold
Niihama Nickel Refinery	Gold
Ningbo Kangqiang	Gold
Nippon Micrometal Corporation	Gold
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH *	Gold
Ohio Precious Metals, LLC *	Gold
Ohura Precious Metal Industry Co., Ltd. *	Gold
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet) *	Gold
OJSC Kolyma Refinery	Gold
OJSC Novosibirsk Refinery *	Gold

Smelters and Refiners	Metal
PAMP S.A. *	Gold
Penglai Penggang Gold Industry Co., Ltd.	Gold
Perth Mint *	Gold
Prioksky Plant of Non-Ferrous Metals *	Gold
PT Aneka Tambang (Persero) Tbk *	Gold
PX Précinox S.A. *	Gold
Rand Refinery (Pty) Ltd. *	Gold
Realized the Enterprise Co., Ltd.	Gold
Republic Metals Corporation *	Gold
Royal Canadian Mint *	Gold
Rui Sheng	Gold
Sabin Metal Corp.	Gold
Samduck Precious Metals	Gold
Samwon Metals Corp.	Gold
SAXONIA Edelmetalle GmbH	Gold
Schone Edelmetaal B.V. *	Gold
Scotia Mocatta	Gold
ScotiaMocatta, The Bank of Nova Scotia	Gold
SEMPSA Joyería Platería S.A. *	Gold
Senju Metal Industry Co., Ltd.	Gold
Sewon Korea	Gold
Shandon Jin Jinyin Refining Limited	Gold
Shandong Jun Mai Fu	Gold
Shandong Tarzan Bio-Gold Industry Co., Ltd.	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	Gold
Shangdong Gold (Laizhou) *	Gold
Shanghai Gold Exchange	Gold
Shanghai Kyocera Electronics Co. Ltd.	Gold
Shen Zhen Thousand Island Ltd.	Gold
Shenzhen Fujun Material Technology Co., Ltd.	Gold
Shenzhen Heng Zhong Industry Co., Ltd.	Gold
Shenzhen Tiancheng Chemical Co. Ltd.	Gold
ShenZhen urban pubic bureau of China	Gold
Shinko Electric Industries Co., Ltd.	Gold
Sichuan Tianze Precious Metals Co., Ltd. *	Gold
Singway Technology Co., Ltd. *	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals *	Gold
Sojitz	Gold
Solar Applied Materials Technology Corp. *	Gold
Soochow University’s	Gold
Standard Bank	Gold
Sudan Gold Refinery	Gold
Sumisho	Gold
Sumitomo Metal Mining Co., Ltd. *	Gold
Suzhou Xingrui Noble	Gold
T.C.A S.p.A *	Gold
Taizhou Changsanjiao Co., Ltd.	Gold
Tai’zhou City Yangtze River Delta Electron Ltd.	Gold
Tanaka Kikinzoku Kogyo K.K. *	Gold

Smelters and Refiners	Metal
Technic, Inc.	Gold
The Great Wall Gold and Silver Refinery of China *	Gold
THE HUTTI GOLD MINES CO.LTD	Gold
Tokuriki Honten Co., Ltd. *	Gold
Torecom	Gold
UBS AG	Gold
Umicore Brasil Ltda. *	Gold
Umicore Galvanotechnik GmbH	Gold
Umicore Precious Metals Thailand *	Gold
Umicore S.A. Business Unit Precious Metals Refining *	Gold
United Precious Metal Refining, Inc. *	Gold
United Refining	Gold
Uyemura	Gold
Valcambi S.A. *	Gold
WIELAND Edelmetalle GmbH	Gold
Williams/ Williams Brewster	Gold
Wuxi Middle Treasure Materials	Gold
Yamamoto Precious Metal Co., Ltd. *	Gold
Yantai Zhaojin Precious Metals Co., Ltd.	Gold
Yokohama Metal Co., Ltd. *	Gold
Yueqing Chemical & Light Industry & Building Materials Co., Ltd.	Gold
Yunnan Chengfeng	Gold
Yunnan Metallurgical Group Co., Ltd.	Gold
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	Gold
Zhongshan Public Security Bureau, Guangdong Province, China	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	Gold
Zijin Mining Industry Corporation *	Gold
Avon Specialty Metals Ltd.	Tantalum
Changsha South Tantalum Niobium Co., Ltd. *	Tantalum
Conghua Tantalum and Niobium Smeltry *	Tantalum
D Block Metals, LLC *	Tantalum
Douluoshan Sapphire Rare Metal Co.Ltd.*	Tantalum
E.S.R. Electronics	Tantalum
Exotech Inc. *	Tantalum
F&X Electro-Materials Ltd. *	Tantalum
FIR Metals & Resource Ltd. *	Tantalum
Gannon & Scott	Tantalum
Ganzhou Grand Sea W & Mo Group Co. Ltd.	Tantalum
Global Advanced Metals Aizu *	Tantalum
Global Advanced Metals Boyertown *	Tantalum
Guangdong Zhiyuan New Material Co., Ltd. *	Tantalum
Guizhou Zhenhua Xinyun Technology Ltd., Kaili Branch	Tantalum
H.C. Starck Co., Ltd. *	Tantalum
H.C. Starck GmbH Goslar *	Tantalum
H.C. Starck GmbH Laufenburg *	Tantalum
H.C. Starck Hermsdorf GmbH *	Tantalum
H.C. Starck Inc. *	Tantalum
H.C. Starck Ltd. *	Tantalum
H.C. Starck Smelting GmbH & Co. KG *	Tantalum

Smelters and Refiners	Metal
Hengyang King Xing Lifeng New Materials Co., Ltd. *	Tantalum
Hi-Temp *	Tantalum
Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd. *	Tantalum
Jiujiang Tanbre Co., Ltd. *	Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	Tantalum
KEMET Blue Metals *	Tantalum
Kemet Blue Powder *	Tantalum
King-Tan Tantalum Industry Ltd. *	Tantalum
LSM Brasil S.A. *	Tantalum
Metallurgical Products India Pvt. Ltd. (MPIL) *	Tantalum
Mineração Taboca S.A. *	Tantalum
Mitsui Mining & Smelting *	Tantalum
Molycorp Silmet A.S. *	Tantalum
Ningxia Orient Tantalum Industry Co., Ltd. *	Tantalum
Nippon Mining & Metals	Tantalum
Plansee SE Liezen *	Tantalum
Plansee SE Reutte *	Tantalum
QuantumClean *	Tantalum
Resind Indústria e Comércio Ltda. *	Tantalum
RFH *	Tantalum
Shanghai Jiangxi Metals Co. Ltd	Tantalum
Solikamsk Metal Works *	Tantalum
Taki Chemicals *	Tantalum
Telex Metals *	Tantalum
Tranzact, Inc. *	Tantalum
Ulba Metallurgical Plant JSC *	Tantalum
XinXing HaoRong Electronic Material Co., Ltd. *	Tantalum
Yichun Jin Yang Rare Metal Co., Ltd. *	Tantalum
Zhuzhou	Tantalum
Zhuzhou Cemented Carbide Group *	Tantalum
5N Plus	Tin
AK Steel Corp.	Tin
Aleris	Tin
Alpha *	Tin
Alpha Metals Korea Ltd.	Tin
Alrec	Tin
Aluminum Alloys Inc.	Tin
Aluminum Resources	Tin
Amalgamated Metals Corporation, Ketabang	Tin
Amalgamet (United States)	Tin
Amalgamet Inc. (Peru)	Tin
American Iron and Metal (Canada)	Tin
American Iron and Metal (United States)	Tin
Ampere Polska Sp. z o.o. (trader)	Tin
An Thai Minerals Company Limited	Tin
An Vinh Joint Stock Mineral Processing Company	Tin
An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	Tin
Aoki Loboratories Ltd.	Tin

Smelters and Refiners	Metal
Arco Alloys	Tin
Asahi Solder Tech (Wuxi) Co. Ltd.	Tin
Assaf Conductors Ltd.	Tin
ATI Metalworking Products	Tin
Atlantic Metals	Tin
Atlas Pacific	Tin
AURA-II	Tin
Ausmelt Limited	Tin
Ayrubis	Tin
Balver Zinn	Tin
Beijing Oriental Guide Welding Materials Co., Ltd.	Tin
Best Metals	Tin
BNT Chemicals Gmbh	Tin
Bonoka.Beliting INDONESIA	Tin
Brinkmann Chemie AG	Tin
Britannia Refined Metals Ltd.	Tin
C. Hafner GmbH + Co. KG	Tin
CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	Tin
Chenzhou Gold Arrow Solder Co., Ltd.	Tin
Chenzhou Yun Xiang mining limited liability company	Tin
Chernan Technology Co., Ltd.	Tin
China Rare Metal Material Co., Ltd. *	Tin
CNMC (Guangxi) PGMA Co. Ltd.	Tin
Colonial Metals Co.	Tin
Continental	Tin
Cookson Alpha Metals(Shenzhen)Co.Ltd	Tin
Cooper Santa *	Tin
COPPER 100	Tin
CSC Pure Technologies	Tin
CV Ayi Jaya *	Tin
CV Dua Sekawan	Tin
CV Duta Putra Bangka	Tin
CV Gita Pesona *	Tin
CV Justindo *	Tin
CV Makmur Jaya	Tin
CV Serumpun Sebalai *	Tin
CV United Smelting *	Tin
CV Venus Inti Perkasa *	Tin
Dae Kil	Tin
Daewoo International	Tin
Darley Dale Smelter	Tin
Dongguan Yuecheng Metal Materials Co., Ltd.	Tin
Dowa *	Tin
Dr.-Ing. Max Schloetter GmbH & Co. KG	Tin
Duksan Hi-Metal	Tin
Duoluoshan Sapphire Rare Metal Co. Ltd	Tin
Eastern Alloys	Tin
Electroloy Metal Co. Ltd	Tin
Electroloy Metal Pte	Tin

Smelters and Refiners	Metal
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin
Elmet S.L.U. (Metallo Group) *	Tin
EM Vinto *	Tin
Essar Steel Algoma	Tin
Estanho de Rondônia S.A.	Tin
E-tech Philippines	Tin
Eximetal S.A.	Tin
Feinhütte Halsbrücke GmbH	Tin
Felder GmbH - Löttechnik	Tin
Fenix Metals *	Tin
Ferro Alloys de México, S.A. de C.V.	Tin
First Copper Technology Co., Ltd.	Tin
Fuji Metal Mining Corp.	Tin
Funsur	Tin
Furukawa Electric	Tin
Gebrueder	Tin
Gejiu Gold Smelter Minerals Co., Ltd.	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd. *	Tin
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin
Gejiu Zi-Li	Tin
Gold Bell Group	Tin
Goodway	Tin
Grant Manufacturing and Alloying	Tin
H. Kramer & Co.	Tin
Hana-High Metal	Tin
Hanbaek Nonferrous Metals	Tin
HeChi Metallurgical Chemical factory	Tin
Heesung Material Ltd.	Tin
Heimerle und Meule	Tin
Heraeus Materials Singapore Pte, Ltd.	Tin
Heraeus Oriental Hitec Co., Ltd.	Tin
Heraeus Precious Metals	Tin
Heraeus Zhaoyuan Changshu Electronic Material Co., Ltd	Tin
High Quality Technology Co., Ltd.	Tin
High-Power Surface Technology	Tin
Hitachi Cable	Tin
HL Thorne	Tin
Hong-Qiao Co., Ltd.	Tin
Hua Eng Wire & Cable Co., Ltd.	Tin
Huanggang City Tongding Metallic Material Co. Ltd.	Tin
HuiChang Hill Tin Industry Co., Ltd.	Tin
Huichang Jinshunda Tin Co. Ltd.	Tin
Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	Tin
Hyundai-Steel	Tin
IBF Industria Brasileira de Ferroligas Ltda.	Tin
IMC-MetalsAmerica, LLC	Tin
Impag AG	Tin
Imperial Zinc	Tin
Inbra Industria E Comercio de Metais Ltda.	Tin

Smelters and Refiners	Metal
Indonesian Tin Ingot	Tin
Ing. Josef Kořínek	Tin
International Wire Group, Inc	Tin
IPS	Tin
Ishihara Chemical Co. Ltd.	Tin
Ishikawa Metal Co., Ltd.	Tin
Japan New Metals Co., Ltd.	Tin
Jau Janq Enterprise Co., Ltd.	Tin
Jean Goldschmidt International	Tin
Jia Tian	Tin
Jiangmen Huayuan Industry Co. Ltd.	Tin
Jiangxi Copper Corporation (JCC)	Tin
JiangXi JiaWang	Tin
Jiangxi Nanshan	Tin
Jin Zhou	Tin
Ju Tai Industrial Co., Ltd.	Tin
Kai Unita Trade Limited Liability Company	Tin
Kalas Wire	Tin
Karas Plating Ltd.	Tin
Katapang	Tin
Keeling & Walker	Tin
Kewei Tin Co., Ltd.	Tin
Kiesow Dr. Brinkmann	Tin
Kihong T&G	Tin
KME Germany	Tin
Koepp Schaum GmbH	Tin
Koki Japan	Tin
Koki Products Co., Ltd	Tin
Kovohutě Příbram Nástupnická, A.S.	Tin
Kunming High-tech Industrial Developing Area	Tin
Kuntai	Tin
Kupol	Tin
Leybold Co., Ltd.	Tin
Lian Xing Plating Factory	Tin
Lingbao Jinyuan tonghu	Tin
Linwu Xianggui Smelter Co	Tin
Liuzhhou China Tin *	Tin
LS-Nikko Copper Inc	Tin
Lupon Enterprise Co., Ltd.	Tin
M&R Claushuis BV	Tin
Ma On Shuguang Smelting Plant	Tin
MacDermid	Tin
Magnesium Elekton Inc.	Tin
Magnu’s Minerais Metais e Ligas Ltda. *	Tin
Malaysia Smelting Corporation (MSC) *	Tin
Materials Eco-Refining Co. Ltd.	Tin
MCP Metal Specialist Inc.	Tin
MCP Mining & Chemical Products Ltd. UK	Tin
Mecomsa, S.A. de C.V.	Tin

Smelters and Refiners	Metal
Medeko Cast s.r.o.	Tin
Melt Metais e Ligas S/A *	Tin
Meng neng	Tin
MENTPL	Tin
Metahub Industries Sdn. Bhd.	Tin
Met-AL	Tin
Metallic Resources, Inc. *	Tin
Metallo-Chimique N.V. *	Tin
Metalor	Tin
Metropolitan Alloys Corp	Tin
Millard Wire	Tin
Minchali Metal Industry	Tin
Mineração Taboca S.A. *	Tin
Mineral-Metal s.r.o.	Tin
Ming Li Jia smelt Metal Factory	Tin
Minmetals Ganzhou Tin Co. Ltd.	Tin
Minsur *	Tin
Mits-Tec (Shanghai) Co. Ltd.	Tin
Mitsubishi Electric Metecs Co. Ltd.	Tin
Mitsubishi Materials Corporation *	Tin
Monette	Tin
Multiple Xin Precision Metal Electroplating Factory	Tin
N.E. Chemcat Corporation	Tin
Nathan Trotter & Co., Inc.	Tin
Neuhaus	Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
Nihon Genma MFG Co., Ltd.	Tin
Nihon Genma MFG Co., Ltd.	Tin
Nihon Kagaku Sangyo Co., Ltd.	Tin
Nihon Superior Co., Ltd.	Tin
Ningbo Jintian copper (Group ) Company Limited	Tin
Nippon Filler Metals Ltd.	Tin
Norteña de Metales, S.A.	Tin
North Star BlueScope Steel, LLC	Tin
Novosibirsk Integrated Tin Works	Tin
Nucor Steel	Tin
O.M. Manufacturing (Thailand) Co., Ltd. *	Tin
O.M. Manufacturing Philippines, Inc. *	Tin
OMSA *	Tin
Palm International	Tin
Phoenix Metal Ltd.	Tin
Poongsan Corporation	Tin
Posco	Tin
Prifer Com de Sucata	Tin
Productos Minerales del Norte S.A. de C.V.	Tin
PT Alam Lestari Kencana	Tin
PT Aries Kencana Sejahtera *	Tin
PT Artha Cipta Langgeng *	Tin
PT ATD Makmur Mandiri Jaya *	Tin

Smelters and Refiners	Metal
PT Babel Inti Perkasa *	Tin
PT Babel Surya Alam Lestari	Tin
PT Bangka Kudai Tin	Tin
PT Bangka Prima Tin *	Tin
PT Bangka Putra Karya	Tin
PT Bangka Timah Utama Sejahtera	Tin
PT Bangka Tin Industry *	Tin
PT Belitung Industri Sejahtera *	Tin
PT BilliTin Makmur Lestari *	Tin
PT Bukit Timah *	Tin
PT Cipta Persada Mulia *	Tin
PT Citra Logam AlphaSejahtera	Tin
PT DS Jaya Abadi *	Tin
PT Eunindo Usaha Mandiri *	Tin
PT Fang Di MulTindo	Tin
PT Hanjaya Perksas Metals	Tin
PT HP Metals Indonesia	Tin
PT Inti Stania Prima *	Tin
PT Karimun Mining	Tin
PT Koba Tin	Tin
PT Mitra Stania Prima *	Tin
PT Panca Mega Persada *	Tin
PT Pelat Timah Nusantara Tbk	Tin
PT Prima Timah Utama *	Tin
PT Refined Bangka Tin *	Tin
PT Sariwiguna Binasentosa *	Tin
PT Seirama Tin Investment	Tin
PT Singkep Times Utama	Tin
PT Stanindo Inti Perkasa *	Tin
PT Sukses Inti Makmur *	Tin
PT Sumber Jaya Indah *	Tin
PT Supra Sukses Trinusa	Tin
PT Tambang Timah *	Tin
PT Timah *	Tin
PT Tinindo Inter Nusa *	Tin
PT Tirus Putra Mandiri	Tin
PT Tommy Utama *	Tin
PT Wahana Perkit Jaya *	Tin
PT Yinchendo Mining Industry	Tin
PT.Tanloaug Tinah	Tin
Pure Technology	Tin
Pure Technology	Tin
Qualitek delta philippines	Tin
Rahman Hydrulic Tin Sdn Bhd	Tin
Redring Solder (M) SDN BHD	Tin
Redsun	Tin
Resind Indústria e Comércio Ltda. *	Tin
Ritchey Metals	Tin
Rohm & Hass	Tin

Smelters and Refiners	Metal
Rohm und Haas	Tin
RSI	Tin
RST	Tin
Rui Da Hung *	Tin
S Company	Tin
Samatron	Tin
Samhwa Non-ferrorus Metal Ind. Co. Ltd	Tin
Samtec	Tin
San-Etsu Metals	Tin
seirenngyousya	Tin
Senju Metal Industry Co. (SMIC)	Tin
Sevotrans	Tin
SGS Bolivia S.A.	Tin
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	Tin
Shanghai Hubao Coppe	Tin
Shanghai Yuanhao Surface Finishing Co. Ltd.	Tin
ShangHai YueQiang Metal Products Co., Ltd.	Tin
Shao Xing Tian Long Tin Matewrials Co. Ltd.	Tin
Shapiro	Tin
Shen Zhen Rui Yun Feng Industry Co., Ltd.	Tin
Shenmao Technology Inc.	Tin
Shenzhen Chemicals & Light Industry Co., Ltd.	Tin
Shenzhen City Thai Industrial Co., Ltd.	Tin
Shenzhen Keaixin Technology	Tin
Shenzhen New Jin Spring Solder Products Co., Ltd.	Tin
Shenzhen Yi Cheng Industrial	Tin
Showa KaKo	Tin
Shuer Der Industry (Jiangsu) Co. Ltd.	Tin
Singapore Asahi Chemical & Solder Industries	Tin
Singapore LME Tin	Tin
Sinitron, Shenmao Solder (M) Sdn. Bhd.	Tin
Sizer Metals PTE Ltd.	Tin
SMIC SENJU MALAYSIA	Tin
Snow up to the City of Suzhou Chemical Co., Ltd.	Tin
Soft Metais Ltda. *	Tin
Solder Coat Co., Ltd.	Tin
Solderindo	Tin
Sorimetal	Tin
STANCHEM Sp. j. (trader)	Tin
Steel Dynamics	Tin
Stretti	Tin
Sundwigger Messingwerk	Tin
Suzhou Feixiang Solder Materials Co., Ltd.	Tin
Suzhou Jinyi Jewelry Factory	Tin
Swissmetal	Tin
Swopes Salvage	Tin
Taiwan Total Co. Ltd.	Tin
Talcang City Nankang Metal Materila Co., Ltd.	Tin
Tamura	Tin

Smelters and Refiners	Metal
Tanaka Kikinzoku Kogyo K.K.	Tin
TAP	Tin
TCC steel	Tin
TDK	Tin
Technic	Tin
Tennent Metal PTY Ltd.	Tin
Termomecanica	Tin
Thai Solder Industry Corp.,Ltd.	Tin
Thailand Smelting & Refining Co.Ltd.*	Tin
The Miller Company	Tin
Tianshui Longbo Business & Trade Co., Ltd.	Tin
Todini and Co. SPA	Tin
Traxys	Tin
Trialco	Tin
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin
Uni Bros Metal PTE Ltd.	Tin
Uniforce Metal Industrial Corp.	Tin
United Smelter	Tin
Univertical Corp	Tin
Untracore Co., Ltd.	Tin
Unvertical International(Suzhou)Co., Ltd.	Tin
Vertex Metals Incorporation	Tin
Vinto	Tin
Vitkovicke slevarny	Tin
VQB Mineral and Trading Group JSC *	Tin
Welley	Tin
Well-Lin Enterprise Co. Ltd.	Tin
Western Australian Mint trading as The Perth Mint	Tin
Westfalenzinn	Tin
White Solder Metalurgia e Mineração Ltda. *	Tin
Wieland Metals	Tin
Wieland Werke AG	Tin
Wilhelm Westmetall, Germany	Tin
Wu Xi Shi Yi Zheng Ji Xie She Bei Company	Tin
Wuxi Lantronic Electronic Co. Ltd.	Tin
Wuxi Yunxi	Tin
XiHai	Tin
Xin Wang Copper Smelter	Tin
Xingrui Noble Metal Material Co. Ltd.	Tin
Xinmao Tin Corp., Ltd.	Tin
Yantai ZhaoJin Kasfort Precious Incorporated Company	Tin
Yifeng Tin Industry (Chenzhou) Co. Ltd.	Tin
Yokohama Metal Co., Ltd.	Tin
YTMM	Tin
Yun’an Dian’xi Tin Mine	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin
Yunnan Chengo Electric Smelting Plant	Tin
YunNan GeJiu Jin Ye Mineral Co., Ltd.	Tin
Yunnan Tin Company, Ltd. *	Tin

Smelters and Refiners	Metal
Yunnan Xiangyunfeilong Non-Ferrous Metals Co. Ltd.	Tin
Yuntinic Chemical GmbH	Tin
Yutinic Reousrces	Tin
Zhangzhou Macro Real Non-Ferrous Metals	Tin
Zhangzhou Xiangcheng Hongyu Building Co., Ltd.	Tin
Zhaojin Gold and Silver Refinery Limited	Tin
Zhejiang Huangyan Xinqian Electrical Equipment Fittings Factory	Tin
ZhongShi	Tin
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Tin
Zhuhai Horyison Solder Co., Ltd.	Tin
Zhuzhou Smelter Group Co., Ltd.	Tin
A.L.M.T. TUNGSTEN Corp. *	Tungsten
Asia Tungsten Products Vietnam Ltd. *	Tungsten
Chongyi Zhangyuan Tungsten Co., Ltd. *	Tungsten
Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten
Dayu Weiliang Tungsten Co., Ltd.	Tungsten
Fujian Jinxin Tungsten Co., Ltd. *	Tungsten
Ganxian Shirui New Material Co., Ltd.	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd. *	Tungsten
Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	Tungsten
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd. *	Tungsten
Ganzhou Sinda W & Mo Co. Ltd.	Tungsten
Ganzhou Yatai Tungsten Co., Ltd. *	Tungsten
Global Tungsten & Powders Corp. *	Tungsten
Guangdong Xianglu Tungsten Industry Co., Ltd. *	Tungsten
H.C. Starck GmbH *	Tungsten
H.C. Starck Smelting GmbH & Co. KG *	Tungsten
Hunan Chenzhou Mining Co., Ltd. *	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji *	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd. *	Tungsten
Hydrometallurg, JSC *	Tungsten
Japan New Metals Co., Ltd. *	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd. *	Tungsten
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten
Jiangxi Richsea New Materials Co., Ltd.	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd. *	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten
JX Nippon Mining & Metals Corporation	Tungsten
Kennametal Huntsville *	Tungsten
Kennametal Inc.	Tungsten
Malipo Haiyu Tungsten Co., Ltd. *	Tungsten
Niagara Refining LLC *	Tungsten
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC *	Tungsten
Sanher Tungsten Vietnam Co., Ltd.	Tungsten

Smelters and Refiners	Metal
Tejing (Vietnam) Tungsten Co., Ltd. *	Tungsten
Vietnam Youngsun Tungsten Industry Co., Ltd. *	Tungsten
Wolfram Bergbau und Hütten AG *	Tungsten
Wolfram Company CJSC	Tungsten
Wolfram JSC, Russia	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd. *	Tungsten
Xiamen Tungsten Co., Ltd. *	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd. *	Tungsten
Zhuzhou Cemented Carbide Group Co. Ltd.*	Tungsten
* Indicates smelters and refiners which have received a “conflict free” designation from the CFSP.

SOR Verification

SORs, given their position upstream in the supply chain, are in a better position to know the source of 3TG coming into their facilities. Therefore, we attempted to identify risks in the supply chain by assessing the due diligence practices of the SORs associated with the identified components.

Less than half of the responding 3TG suppliers provided SOR information for all applicable metals, and those that provided such information identified hundreds of entities alleged to be SORs. If SOR information was provided by a supplier, GreenSoft attempted to verify that the entities identified as SORs were actually metals processors. Where it was found that the name of an entity provided as an SOR was not directly involved in the smelting, refining or recycling of the relevant metal, the supplier who provided the information was contacted to attempt to obtain additional information about the origin of its 3TG.

If a SOR name was verified as a metals processor, then GreenSoft attempted to match the SOR to available lists of SORs that have been certified by internationally recognized validation programs, such as the CFSI Conflict-Free Smelter Program and the London Bullion Market Association Good Delivery Program. Suppliers associated with certified SORs were assumed to have responsibly obtained the relevant 3TG from sources that did not directly or indirectly finance or otherwise benefit armed groups in the Covered Countries. If a SOR was not certified by an internationally recognized validation program, GreenSoft (i) attempted to contact the SOR to gain more information about its sourcing practices and (ii) conducted additional research regarding the SOR’s sourcing practices.

Considerations Regarding Survey Responses

Although information was requested specifically for the components in our products, a portion of the suppliers responded generally to the survey, providing the same answers that they provided to every customer requesting conflict mineral information. Therefore, we were unable to determine whether any 3TG reported by those suppliers was actually in our products or to validate that any of the identified SORs were actually in our supply chain.

Conclusion

For the 2015 reporting period, we do not have conclusive information regarding the country of origin of, or facilities used to process, all components containing 3TG. Our efforts to determine the mine or location of origin of the necessary conflict minerals in the components with the greatest possible specificity consisted of the due diligence measures described in this Report, and although a portion of the SORs identified were matched to certified lists, not all necessary conflict minerals in the components containing 3TG were confirmed to be sourced from all certified SORs. Because the majority of information received from our contract manufacturers’ immediate suppliers was not complete, accurate or reliable, and taking into account the considerations regarding survey responses described above, the verification and quality assurance processes described above are ongoing.

Supply Chain Risk Management and Mitigation

Due to the breadth and complexity of our products and respective supply chain, it will take time for the various supply chain and industry participants to institute programs and agreed processes to gather verifiable information on conflict minerals sourcing and chain of custody. Our due diligence program is an iterative process and progress will be incremental over time. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard CFSI/CFSP, and continuing our outreach efforts, we hope to further develop transparency into our supply chain.

During 2016, we plan to continue to review and further develop our due diligence program with respect to 3TG. As part of these efforts, we expect to:

•	Enhance supplier communication to improve the response rate and accuracy of suppliers’ smelters surveys to determine conflict mineral status.

•
Identify suppliers utilizing non-CFSP compliant smelters and, if alternate CFSP-compliant suppliers are available and approved for use, remove them from the approved vendor list until such time as they become CFSP compliant.

Independent Third-Party Audit of SOR due Diligence Practices

We do not have a direct relationship with any SORs, and therefore we do not perform direct audits of the due diligence practices of these entities. We must instead rely on internationally recognized validation programs that facilitate independent third-party audits of SORs and validate that an SOR has met the requirements of the OECD Guidance. Furthermore, we rely upon industry (for example, EICC and CFSI) efforts to influence smelters and refineries to get audited and certified through the CFSP.

Report on Supply Chain Due Diligence

As indicated in the Form SD, this Report is publicly available on our website at www.windstream.com.